Exhibit 9

               Written Opinion & Consent of Richard J. Wirth, Esq.


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April 30, 2002

Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC  20549


Re:      PHL Variable Accumulation Account
         PHL Variable Insurance Company
         Post-Effective Amendment No. 6 to Form N-4
         File Nos. 333-78761 and 811-8914


Dear Sirs:

As Counsel to the depositor, I am familiar with the variable annuity, Phoenix Retirement Planner's Edge, which is the subject of the above-captioned registration statement on Form N-4.

In connection with this opinion, I have reviewed the contracts, the registration statement, the charter and by-laws of the company, relevant proceedings of the Board of Directors, and the provisions of Connecticut insurance law relevant to the issuance of the Contracts.

Based upon this review, I am of the opinion that the contracts, when issued, will be validly issued, and will constitute a legal and binding obligation of PHL Variable Insurance Company.

I hereby consent to the reference to my name under the caption "Legal Matters" in the Prospectus contained in Post-Effective Amendment No. 6 to the Registration Statement on Form N-4 (File No. 333-78761) filed by PHL Variable Accumulation Account with the Securities and Exchange Commission under the Securities Act of 1933.

Very truly yours,


/s/ Richard J. Wirth
-----------------------------------------
Richard J. Wirth, Counsel
PHL Variable Insurance Company